EXHIBIT 10.2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 9, 2007 (the “Amendment Date”), by and among CODEXIS, INC., a Delaware corporation (“Borrower”), WASABI ACQUISITION LLC, a Delaware limited liability company (“Wasabi”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation acting in its capacity as agent (the “Agent”) for the lenders under the Credit Agreement (as defined below) (the “Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 28, 2007 (as the same may be amended, supplemented and modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower has requested that Agent and Lenders amend certain provisions of the Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on the Amendment Date, Borrower is indebted to the Lenders in respect of the Term Loans in the aggregate principal amount of $15,000,000. All such Term Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Credit Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment (including, without limitation, the conditions to effectiveness set forth in Section 6 below), and effective as of the Effective Date (as such term is defined in Section 6 below), the Credit Agreement is hereby amended as follows:

(a) The penultimate paragraph in Section 3.1 of the Credit Agreement is hereby amended by (1) deleting the word “or” at the end of clause (b) thereof, (2) deleting the period at the end of clause (c) thereof and inserting, in lieu thereof, the language “; or”, and (3) inserting the following new clause (d) at the end thereof:

“(d) all funds from time to time on deposit in that certain deposit account number [*] maintained with Wells Fargo Bank, N.A. (such funds, the “WF Collateral”, and such account, the “WF Cash Collateral Account”); provided, however, that only $1,750,000 in WF Collateral deposited in the WF Cash Collateral Account shall be subject to exclusion from the Collateral under this clause (d).”

(b) Section 5.7 of the Credit Agreement is hereby deleted in its entirety and the following new Section 5.7 is hereby inserted in lieu thereof:

“5.7. Collateral. Borrower is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the Ordinary Course of Business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of Borrower or its Subsidiaries in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) zoning restrictions, easements, rights of way, encroachments or other restrictions on the use of, and other minor defects or irregularities in title with respect to, any real property of Borrower or its Subsidiaries so long as the same do not materially impair the use of such real property by Borrower or such Subsidiary, (d) purported liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business, (e) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (f) liens existing on the date hereof and set forth on Schedule B hereto, (g) liens securing Indebtedness (as defined below) permitted under Section 7.2(c) below, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after the, acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such liens do not extend to

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any property of Borrower or its Subsidiaries other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (h) licenses described in Section 7.3(b) below, and (i) liens of Wells Fargo Bank, N.A. in the WF Collateral maintained in the WF Cash Collateral Account securing the Indebtedness permitted under Section 7.2(i) (all of such liens described in the foregoing clauses (a) through (i) are called “Permitted Liens”). “Ordinary Course of Business” means, with respect to Borrower and its Subsidiaries, the operation of the business of Borrower and its Subsidiaries consistent with Borrower’s business plan as of the Closing Date, it being understood and acknowledged by the Lenders that the business of Borrower and/or its Subsidiaries involves entering into corporate collaborations in the fields of energy, chemicals, carbon management and pharmaceuticals pursuant to exclusive and non-exclusive licenses of Intellectual Property.”

(c) Section 7.2 of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of clause (g) thereof, (2) deleting the period at the end of clause (h) thereof and inserting, in lieu thereof, the language “; and”, and (3) inserting the following new clause (i) thereto:

“(i) Indebtedness consisting of reimbursement obligations owing to Wells Fargo Bank, N.A. for one or more standby letters of credit issued from time to time in favor of Borrower in a face amount not to exceed $1,750,000 in the aggregate at any time.”

(d) Section 7.10 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.10 is hereby inserted in lieu thereof:

“7.10. Deposit Accounts and Securities Accounts. Other than with respect to (1) deposit accounts used solely to fund payroll and withholding taxes and (2) the WF Cash Collateral Account, Borrower will not directly or indirectly maintain or establish any deposit account or securities account, unless Agent, Borrower and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be (an “Account Control Agreement”), in form and substance satisfactory to Agent (which agreement shall provide that such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of Borrower, including, without limitation, an instruction by Agent to follow a notice of exclusive control or similar notice (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, prior to or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

concurrently with the entering into this Agreement). Agent may give a Notice of Exclusive Control with respect to any deposit account or securities account at any time at which an Event of Default has occurred and is continuing. Borrower hereby agrees that it shall not maintain at any time in the WF Cash Collateral Account funds in excess of the lesser of (a) $1,750,000 and (b) 105% of the aggregate outstanding face amount at such time of all standby letters of credit issued by Wells Fargo Bank, N.A. in favor of Borrower in accordance with the terms and conditions of Section 7.2(i).”

3. Amendment to Perfection Certificate and Post Closing Obligation Letter.

(a) Subject to the terms and conditions of this Amendment (including, without limitation, the conditions to effectiveness set forth in Section 6 below), and effective as of the Effective Date (as such term is defined in Section 6 below), Section 6 and Section 7 of the Perfection Certificate shall be amended in the manner described on Schedule A hereto.

(b) Subject to the terms and conditions of this Amendment (including, without limitation, the conditions to effectiveness set forth in Section 6 below), and effective as of the Effective Date (as such term is defined in Section 6 below), Paragraph 4 of that certain Post Closing Obligations Letter, dated as of September 28, 2007, by and among the parties hereto, is amended to delete the reference to deposit account number [*] maintained by Borrower with Wells Fargo Bank, N.A.

4. No Other Amendments. Except for the amendments set forth and referred to in Section 2 and Section 3 above, the Credit Agreement and the Perfection Certificate shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Amendment (i) each representation or warranty of the Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the Amendment Date as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

6. Condition Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the Amendment Date, and the amendments set forth in Section 2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and Section 3 hereof shall be deemed to be effective as of September 28, 2007 (the “Effective Date”), upon the receipt by Agent of each of the following, in each case in form and substance satisfactory to Agent and Lenders:

(a) one or more counterparts of this Amendment duly executed and delivered by the Borrower, Agent and Lenders; and

(b) one or more counterparts of the attached Confirmation duly executed and delivered by Wasabi.

7. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Wasabi (by executing the Confirmation attached hereto), on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent and Lenders and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, the agents and other representatives (Agent and Lenders, and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or Wasabi or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with this Amendment or transactions thereunder or related thereto.

(b) Each of Borrower and Wasabi (by executing the Confirmation attached hereto) understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Borrower and Wasabi (by executing the Confirmation attached hereto) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8. Covenant Not To Sue. Each of Borrower and Wasabi (by executing the Confirmation attached hereto), on behalf of themselves and their respective successors, assigns,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or Wasabi pursuant to Section 7 above. If Borrower or Wasabi or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, Borrower and Wasabi, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

10. Severability of Provisions. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13. Entire Agreement. The Credit Agreement as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment. Time is of the essence for this Amendment.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15. Costs and Expenses. Borrower absolutely and unconditionally agree to reimburse Agent for all reasonable and documented out-of-pocket fees, costs and expenses, including all reasonable fees and expenses of one counsel or the allocated cost of internal legal staff, incurred in the preparation, negotiation, execution and delivery of this Amendment and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

[Signature Page to Follow]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

CODEXIS, INC.

By:	/s/ Alan Shaw
Name:	Alan Shaw
Title:	President & CEO

[Additional signature pages to follow]

SIGNATURE PAGE

FIRST AMENDMENT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Daniela Gjenero
Name:	Daniela Gjenero
Title:	Duly Authorized Signatory

LENDER:

OXFORD FINANCE CORPORATION

By:	/s/ T.A. Lex
Name:	T.A. Lex
Title:	COO

SIGNATURE PAGE

FIRST AMENDMENT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIRMATION

The undersigned Guarantor hereby acknowledges and agrees to the terms and performance of the within and foregoing First Amendment to Loan and Security Agreement, and hereby ratifies all the provisions of the Credit Agreement, its Guaranty and any other Debt Documents to which it is a party and confirms that all provisions of each such documents are in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Confirmation as of the day and year first above set forth.

WASABI ACQUISITION LLC

By:	/s/ Alan Shaw
Name:	Alan Shaw
Title:	President & CEO

SIGNATURE PAGE

CONFIRMATION AGREEMENT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

Amendments to Perfection Certificate

Section 6 of the Perfection Certificate is amended by adding the following disclosure:

Indebtedness of the Borrower arising under the Standby Letter of Credit Agreement, dated as of June 8, 2007 by and between the Borrower and Wells Fargo Bank, National Association and any modifications, replacement, refinancing, refunding, renewal or extension thereof.

Section 7 of the Perfection Certificate is amended by adding the following disclosure:

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Borrower/Subsidiary
Wells Fargo Bank, National Association	Cash	Codexis, Inc

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.